Table of Contents

File No. 024-11230

As filed with the Securities and Exchange Commission on August 26, 2020

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August 26, 2020

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the SEC). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

CLIKIA CORP.

5,000,000 Shares of Common Stock

By this Offering Circular, Clikia Corp., a Nevada corporation, is offering for sale a maximum of 5,000,000 shares of its common stock (the Offered Shares), at a fixed price of $._____[$0.75-$2.50] per share, pursuant to Tier 1 of Regulation A of the United States Securities and Exchange Commission (the SEC); a final offering price will be filed as a supplemental filing within three days of the Offering Statement of which this Offering Circular forms a part having been qualified by the SEC. A minimum purchase of $300 of the Offered Shares is required in this offering, with any additional purchase required to be in an amount of at least $50. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See Plan of Distribution).

Title of Securities Offered	Number of Shares	Price to Public	Commissions (1)	Proceeds to Company (2)
Common Stock	5,000,000	$._____[$0.75-$2.50]	$-0-	$______[$3,750,000-$12,500,000]

___________________

(1)	We may offer the Offered Shares through registered broker-dealers and we may pay finders. However, information as to any such broker-dealer or finder shall be disclosed in an amendment to this Offering Circular.

(2)	Does not account for the payment of expenses of this offering estimated at $7,500. See “Plan of Distribution.”

Our common stock is quoted on the OTC Pink, which is operated by OTC Markets Group, Inc. (OTC Markets), under the ticker symbol CLKA. On August 24, 2020, the closing price of our common stock was $1.80 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Super Voting Preferred Stock, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Super Voting Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our current sole officer and director, as the owner of all outstanding shares of the Series A Super Voting Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See Risk Factors, beginning on page 4, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

No sale may be made to you in this offering if you do not satisfy the investor suitability standards described in this Offering Circular under Plan of Distribution-State Law Exemption and Offerings to Qualified Purchasers-Investor Suitability Standards (page 15). Before making any representation that you satisfy the established investor suitability standards, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is ______, 2020.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Clikia Corp., a Nevada corporation, including its sole subsidiary, Maison Luxe, Inc., a Wyoming.

Our Company

Clikia Corp. was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp. in July 2017. From 2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April 2019, we operated an over-the-top (OTT) video streaming subscription service known as “Clikia.” From April 2019 through May 2020, we pursued a plan of business that called for our company to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store. Ultimately, these business efforts were unsuccessful, for differing reasons.

In April 2020, our company experienced a change in control, pursuant to which Mr. Anil Idnani became our controlling shareholder and sole officer and director. Following such change-in-control transaction, in May 2020, we acquired all of the assets, including the going business (collectively, the “Maison Luxe Business”), of Maison Luxe, LLC, a Delaware limited liability. Our wholly-owned subsidiary, Maison Luxe, Inc., a Wyoming corporation, now owns and operates the Maison Luxe Business. Currently, this constitutes the entirety of our company’s business operations.

Recent Changes: Business Plan and Management

At the close of business on April 28, 2020, there occurred a change in control of our company, whereby Mr. Anil Idnani purchased securities representing voting control of our company from AE Aviation, LLC, a Wisconsin limited liability company owned by our former sole officer and director, Dean E. Sukowatey. In conjunction with the change-in-control transaction, Mr. Sukowatey resigned as CEO and Director of our company. Mr. Idnani, an experienced public company executive officer and luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, and in light of the ongoing failure to establish our aviation business, our Board of Directors determined to acquire the Maison Luxe Business and has adopted its plan of business and ongoing operations as part of our overall operations. (See Business).

Offering Summary

Securities Offered	5,000,000 shares of common stock, par value $0.00001 (the Offered Shares).

Offering Price	$._____[$0.75-$2.50] per Offered Share.

Shares Outstanding Before This Offering	3,156,273 shares issued and outstanding as of the date hereof, with an additional 312,465 unissued shares underlying currently convertible portions of outstanding convertible instruments.

Shares Outstanding After This Offering	8,156,273 shares, with an additional 807,465 unissued shares underlying currently convertible portions of outstanding convertible debt instruments and agreements.

Minimum Number of Shares to Be Sold in This Offering	None

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Disparate Voting Rights	Our outstanding shares of Series A Super Voting Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. The Series A Super Voting Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Our current sole officer and director, Anil Idnani, as the owner of all outstanding shares of the Series A Super Voting Preferred Stock, will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares”).

Investor Suitability Standards	The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Market for our Common Stock	Our common stock is quoted on the OTC Pink under the ticker symbol “CLKA.”

Termination of this Offering	This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for inventory, sales and marketing expenses, general and administrative expenses, payroll expenses and working capital. (See Use of Proceeds).

Risk Factors	An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey 07024; our telephone number is 551-486-3980; our corporate website is located at www.maisonluxeny.com. No information found on our company's website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

As a Tier 1 issuer under Regulation A, we will be required to file with the SEC a Form 1-Z (Exit Report Under Regulation A) upon the termination of this offering. We will not be required to file any other reports with the SEC following this offering.

However, during the pendency of this offering and following this offering, we intend to file quarterly and annual financial reports and other supplemental reports with OTC Markets, which will be available at www.otcmarkets.com.

All of our future periodic reports, whether filed with OTC Markets or the SEC, will not be required to include the same information as analogous reports required to be filed by companies whose securities are listed on the NYSE or NASDAQ, for example.

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RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Associated with the Novel Coronavirus (COVID-19)

It is possible that the novel Coronavirus (“COVID-19”) pandemic could cause long-lasting stock market volatility and weakness, as well as long-lasting recessionary effects on the United States and/or global economies. Should the negative economic impact caused by the novel Coronavirus pandemic result in long-term economic weakness in the United States and/or globally, our ability to establish the Maison Luxe Business would be severely negatively impacted. It is possible that our company would not be able to sustain during any such long-term economic weakness.

We may suffer sluggish or negative sales growth as a result of the COVID-19 pandemic. Inasmuch as a majority of the global demand for luxury retail goods is from China, it is possible that the Maison Luxe Business will encounter difficulty in attracting buyers for its luxury retail goods. Should such be the case, our operating results would be negatively affected.

Risks Related to Our Company

There is doubt about our ability to maintain the Maison Luxe Business as a viable business. We have incurred operating losses over the past four years, in an attempt to develop businesses that differ from our current plan of business, that is, the Maison Luxe Business. While the Maison Luxe Business derived approximately $1.3 million in revenues during the first three months of 2020, there is no assurance that we will be successful in maintaining and/or expanding the Maison Luxe Business.

We may be unable to obtain sufficient capital to implement the full plan of business of Maixon Luxe Business. Currently, we do not have sufficient financial resources with which to establish the full Maison Luxe plan of business. There is no assurance that we will be able to obtain sources of financing, in order to satisfy our working capital needs.

We do not have a successful operating history; we do not have any operating history with respect to our recently acquired Maison Luxe Business. While the Maison Luxe Business derived approximately $1.39 million in revenues and earned a profit of approximately $65,000 during the first three months of 2020, we are without a history of operations in the luxury retail business, which makes an investment in our common stock speculative in nature. Because of this lack of operating history, it is difficult to forecast our future operating results. Additionally, our operations will be subject to risks inherent in the establishment of a new business, including, among other factors, efficiently deploying our capital, developing and implementing our marketing campaigns and strategies and developing awareness and acceptance of the Maison Luxe Business. Our performance and business prospects will suffer, in particular, if we are unable to:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of the Maison Luxe Business;
•	establish long-term customer relationships.

There are risks and uncertainties encountered by early-stage companies. As an early-stage company, we are unable to offer assurance that we will be able to overcome the lack of brand recognition of the Maison Luxe Business and our lack of capital.

We may not be successful in establishing our business model. We are unable to offer assurance that we will be successful in establishing the Maison Luxe Business. Should we fail to implement successfully the business plan of the Maison Luxe Business, you can expect to lose your entire investment in our common stock.

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We may never earn a profit. Because we lack a successful operating history with respect to our luxury retail business, we are unable to offer assurance that we will ever earn a profit therefrom.

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our luxury retail business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our sole executive officer’s serving without current compensation; the loss of this executive officer could disrupt our operations and adversely affect the development of the Maison Luxe Business. Our success in establishing the Maison Luxe Business will depend, primarily, on the continued service of our sole officer, Anil Idnani. We have not entered into an employment agreement with Mr. Idnani. The loss of service of Mr. Idnani, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance.

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the industry in which the Maison Luxe Business operates. Rather, our plans for implementing our luxury retail business and achieving profitability are based on the experience, judgment and assumptions of our sole executive officer. If these assumptions prove to be incorrect, we may not be successful in establishing the Maison Luxe Business.

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

The Maison Luxe Business may not achieve wide market acceptance. Without significant funds with which to market its luxury retail goods, our recently acquired Maison Luxe Business may not succeed in attracting sufficient customer interest and follow-on sales to generate a profit. There is no assurance that, even with adequate funds with which to market its luxury retail goods, the Maison Luxe Business will ever earn a profit from its operations.

We will remain in an illiquid financial position and face a cash shortage, unless and until we obtain needed capital. Currently, we are in an illiquid financial position and will remain in such a position, unless the Maison Luxe Business generates operating revenues, which we currently expect it to do during the second quarter of 2020, and/or we obtain needed capital through this offering, of which there is no assurance. There is no assurance that we will ever achieve adequate liquidity.

We may not compete successfully with other businesses in the luxury retail goods industry. The Maison Luxe Business competes, directly or indirectly, with local, national and international purveyors of luxury retail goods. The Maison Luxe Business may not be successful in competing against its competitors, many of whom have longer operating histories, significantly greater financial stability and better access to capital markets and credit than we do. We also expect to face numerous new competitors offering goods and related services comparable to those offered by the Maison Luxe Business. There is no assurance that we will be able to compete successfully against our competition.

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Risks Related to Compliance and Regulation

We will not have reporting obligations under Sections 14 or 16 of the Securities Exchange Act of 1934, nor will any shareholders have reporting requirements of Regulation 13D or 13G, nor Regulation 14D. So long as our common shares are not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common shares will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5, respectively. Such information about our directors, executive officers and beneficial holders will only be available through periodic reports we file with OTC Markets.

Our common stock is not registered under the Exchange Act and we do not intend to register our common stock under the Exchange Act for the foreseeable future; provided, however, that we will register our common stock under the Exchange Act if we have, after the last day of any fiscal year, more than either (1) 2000 persons; or (2) 500 shareholders of record who are not accredited investors, in accordance with Section 12(g) of the Exchange Act.

Further, as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

The reporting required by Section 14(d) of the Exchange Act provides information to the public about persons other than the company who is making the tender offer. A tender offer is a broad solicitation by a company or a third party to purchase a substantial percentage of a company's common stock for a limited period of time. This offer is for a fixed price, usually at a premium over the current market price, and is customarily contingent on shareholders tendering a fixed number of their shares.

In addition, as long as our common stock is not registered under the Exchange Act, our company will not be subject to the reporting requirements of Regulation 13D and Regulation 13G, which require the disclosure of any person who, after acquiring directly or indirectly the beneficial ownership of any equity securities of a class, becomes, directly or indirectly, the beneficial owner of more than 5% of the class.

There may be deficiencies with our internal controls that require improvements. Our company is not required to provide a report on the effectiveness of our internal controls over financial reporting. We are in the process of evaluating whether our internal control procedures are effective and, therefore, there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such independent evaluations.

Risks Related to Our Organization and Structure

As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for independent board members. As a non-listed company conducting an exempt offering pursuant to Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-1 or listing on a national stock exchange would be. Accordingly, we are not required to have (a) a board of directors of which a majority consists of independent directors under the listing standards of a national stock exchange, (b) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements, (c) a nominating/corporate governance committee composed entirely of independent directors and a written nominating/ corporate governance committee charter meeting a national stock exchange's requirements, (d) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange, and (e) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of a national stock exchange.

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Our holding company structure makes us dependent on our current subsidiary, and future subsidiaries, for our cash flow and subordinates the rights of our shareholders to the rights of creditors of our current subsidiary, and future subsidiaries, in the event of an insolvency or liquidation of any such subsidiary. Our company, Clikia Corp., will act as a holding company and, accordingly, substantially all of our operations will be conducted through subsidiaries. Such subsidiaries will be separate and distinct legal entities. As a result, our cash flow will depend upon the earnings of our subsidiaries. In addition, we will depend on the distribution of earnings, loans or other payments by our subsidiaries. No subsidiary will have any obligation to provide our company with funds for our payment obligations. If there is an insolvency, liquidation or other reorganization of any of our subsidiaries, our shareholders will have no right to proceed against their assets. Creditors of those subsidiaries will be entitled to payment in full from the sale or other disposal of the assets of those subsidiaries before our company, as a shareholder, would be entitled to receive any distribution from that sale or disposal.

Risks Related to a Purchase of the Offered Shares

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

We have outstanding convertible debt instruments that could negatively affect the market price of our common stock. Certain of our outstanding convertible debt instruments could negatively affect the market price of our common stock, should their respective exercise prices, at the time of exercise, be lower than the then-market price of our common stock. We are unable, however, to predict the actual effect that the conversion of any such convertible debt instruments would have on the market price of our common stock.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser's written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

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Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

•	quarterly variations in our operating results;
•	operating results that vary from the expectations of investors;
•	changes in expectations as to our future financial performance, including financial estimates by investors;
•	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
•	changes in our capital structure;
•	announcements of innovations or new services by us or our competitors;
•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	lack of success in the expansion of our business operations;
•	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
•	additions or departures of key personnel;
•	asset impairment;
•	temporary or permanent inability to offer products or services; and
•	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company's assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See Dilution).

Future sales of our common stock, or the perception in the public markets that these sales may occur, could reduce the market price of our common stock. Our sole officer and director holds shares of our restricted common stock, but will be able to sell his shares in the market beginning in approximately May 2021. In general, our officers and directors and major shareholders, as affiliates, under Rule 144 may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of our common stock under Rule 144 or otherwise could reduce prevailing market prices for our common stock.

As of the date of this Offering Circular, there is a total of approximately 488,000,000 shares of our common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and pursuant to agreements. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The outstanding shares of our Series A Super-Voting Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Our sole officer and director, Anil Idnani owns 100% of the outstanding shares of our Series A Super Voting Preferred Stock. The Series A Super Voting Preferred Stock has 500 times that number of votes on all matters submitted to the holders of our common stock and votes together with the holders of our common stock as a single class. Mr. Idnani will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His control of the outstanding Series A Super Voting Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

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You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See Dilution).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

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DILUTION

The discussion below assumes that our acquisition of the Maison Luxe Business had occurred on March 31, 2020. For purposes hereof, “net tangible book value” is derived from the information set forth in our pro forma balance sheet on page F-17 hereof. Net tangible book value per share represents the amount of our total pro forma assets (total pro forma assets less pro forma intangible assets) less total pro forma liabilities divided by the total number of shares outstanding.

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net pro forma as adjusted tangible book value per share of our common stock after this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our pro forma net tangible book value as of March 31, 2020, was $(477,306) (unaudited), or $(.15) (unaudited) per share. Net tangible book value per share is equal to total assets minus the sum of total liabilities and intangible assets divided by the total number of shares outstanding.

The tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$.____[$0.75-$2.50]
Net tangible book value per share as of March 31, 2020 (unaudited)	$(0.15)
Increase in net tangible book value per share after giving effect to this offering	$.____[$0.25-$0.75]
Pro forma net tangible book value per share as of March 31, 2020 (unaudited)	$.____[$0.10-$0.60]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[$0.65-$1.90]

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$.____[$0.75-$2.50]
Net tangible book value per share as of March 31, 2020 (unaudited)	$(0.15)
Increase in net tangible book value per share after giving effect to this offering	$.____[$0.39-$1.17]
Pro forma net tangible book value per share as of March 31, 2020 (unaudited)	$.____[$0.24-$1.02]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[$0.51-$1.48]

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$._____[$0.75-$0.250]
Net tangible book value per share as of March 31, 2020 (unaudited)	$(0.15)
Increase in net tangible book value per share after giving effect to this offering	$.____[$0.48-$1.43]
Pro forma net tangible book value per share as of March 31, 2020 (unaudited)	$.____[$0.33-$1.28]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[$0.42-$1.22]

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$.____[$0.75-$2.50]
Net tangible book value per share as of March 31, 2020 (unaudited)	$(0.15)
Increase in net tangible book value per share after giving effect to this offering	$.____[$0.55-$1.62]
Pro forma net tangible book value per share as of March 31, 2020 (unaudited)	$.____[$0.40-$1.47]
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$.____[$0.35-$1.03]

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USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares and assuming the payment of no sales commissions or finder's fees. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Offered Shares sold	1,250,000 +	2,500,000	3,750,0000	5,000,000
Gross proceeds	[$937,500-3,125,000]	[$1,875,000-6,250,000]	[$2,812,500-9,375,000]	[$3,750,000-12,500,000]
Offering expenses	7,500	7,500	7,500	7,500
Net Proceeds	[$930,000-3,117,500]	[$1,867,500-6,242,500]	[$2,805,000-9,367,500]	[$3,742,500-12,492,500]

The table below sets forth the manner in which we intend to apply the net proceeds derived by us in this offering, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Inventory	$623,500	$1,248,500	$1,873,500	$2,498,500
Sales and Marketing Expense	623,500	1,248,500	1,873,500	2,498,500
Salary Expense	623,500	1,248,500	1,873,500	2,498,500
General and Administrative Expense	623,500	1,248,500	1,873,500	2,498,500
Working Capital	623,500	1,248,500	1,873,500	2,498,500
TOTAL	$3,117,500	$6,242,500	$9,367,500	$12,492,500

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to the Maison Luxe Business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

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PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 5,000,000 Offered Shares on a best-efforts basis, at a fixed price of $.____[$0.75-$2.50] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

There is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor's subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Anil Idnani. Mr. Idnani will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Idnani is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the Exchange Act). In particular, Mr. Idnani:

•	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
•	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
•	is not an associated person of a broker or dealer; and
•	meets the conditions of the following:
•	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
•	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
•	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 7.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 7% on the sale of Offered Shares effected by the broker-dealer.

Procedures for Subscribing

If you are interested in subscribing for Offered Shares in this offering, please go to www.maisonluxeny.com/investors, click on the “Download and review Investor Materials for Clikia Corp. (CLKA) here” link, download and review the downloaded information.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

•	Electronically execute and deliver to us a subscription agreement via e-mail to: anil@maisonluxeny.com; and
•	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the Offered Shares subscribed. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

This Offering Circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our website at www.maisonluxeny.com, as well as on the SEC's website, www.sec.gov.

An investor will become a shareholder of our company and the Offered Shares will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared and we accept the investor as a shareholder.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See State Qualification and Investor Suitability Standards below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $300.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $50.00.

State Law Exemption and Offerings to Qualified Purchasers

State Law Exemption. This Offering Circular does not constitute an offer to sell or the solicitation of an offer to purchase any Offered Shares in any jurisdiction in which, or to any person to whom, it would be unlawful to do so. An investment in the Offered Shares involves substantial risks and possible loss by investors of their entire investments. (See Risk Factors).

The Offered Shares have not been qualified under the securities laws of any state or jurisdiction. Currently, we plan to sell the Offered Shares only in Colorado and New York. However, we may, at a later date, decide to sell Offered Shares in other states. In the case of each state in which we sell the Offered Shares, we will qualify the Offered Shares for sale with the applicable state securities regulatory body or we will sell the Offered Shares pursuant to an exemption from registration found in the applicable state's securities, or Blue Sky, law.

Certain of our offerees may be broker-dealers registered with the SEC under the Exchange Act, who may be interested in reselling the Offered Shares to others. Any such broker-dealer will be required to comply with the rules and regulations of the SEC and FINRA relating to underwriters.

Investor Suitability Standards. The Offered Shares may only be purchased by investors residing in a state in which this Offering Circular is duly qualified who have either (a) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of automobile, home and home furnishings, or (b) a minimum net worth of $250,000, exclusive of automobile, home and home furnishings.

Issuance of Certificates

Upon settlement, that is, at such time as an investor's funds have cleared and we have accepted an investor's subscription agreement, we will issue a certificate or certificates representing such investor's purchased Offered Shares.

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Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

In addition to this Offering Circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering. These materials may include information relating to this offering, articles and publications concerning industries relevant to our business operations or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the information provided by this Offering Circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Offered Shares, these materials will not give a complete understanding of our company, this offering or the Offered Shares and are not to be considered part of this Offering Circular. This offering is made only by means of this Offering Circular and prospective investors must read and rely on the information provided in this Offering Circular in connection with their decision to invest in the Offered Shares.

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DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 500,000,000 shares of common stock, $.00001 par value per share, and 5,000,000 shares of Series A Super Voting Preferred Stock, $.00001 par value per share. As of the date of this Offering Circular, there were 3,156,273 shares of our common stock issued and outstanding, held by 61 holders of record; a total of 488,000,000 shares of common stock reserved for issuance upon conversion of the currently convertible portions of convertible debt instruments and under agreements; and 2,000,000 shares of Series A Super Voting Preferred Stock issued and outstanding.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors. As of the date of this Offering Circular, our sole officer and director, Anil Idnani, owns a total of 3,045,699 shares, or approximately 96.50%, of our outstanding common stock.

In addition, Mr. Idnani owns all of the issued and outstanding shares of Series A Super Voting Preferred Stock and thereby controls all corporate matters relating to our company. (See Security Ownership of Certain Beneficial Owners and Management and Certain Transactions-Change in Control Transactions).

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Super Voting Preferred Stock

Voting. Holders of the Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class.

Our CEO, Anil Idnani owns all of the issued and outstanding shares of Series A Super Voting Preferred Stock and thereby controls all corporate matters of our company. (See Security Ownership of Certain Beneficial Owners and Management and Certain Transactions-Change in Control Transactions).

Dividends. Holders of Series A Super Voting Preferred Stock shall not be entitled to receive dividends paid on our common stock. Dividends paid to holders of the Series A Super Voting Preferred Stock are at the discretion of our Board of Directors.

Liquidation Preference. Upon the liquidation, dissolution and winding up of our company, whether voluntary or involuntary, holders of the Series A Super Voting Preferred Stock are not entitled to receive any of our assets.

No Conversion. The shares of Series A Super Voting Preferred Stock are not convertible into shares of our common stock.

Convertible Promissory Notes

As of the date of this Offering Circular, we have outstanding six separate convertible promissory notes. The table below sets forth information with respect to such convertible promissory notes.

Date of Note Issuance	Principal Amount at Issuance	Current Balance	Current Accrued Interest	Maturity Date	Conversion Terms	Name of Noteholder and Name of Person with Investment Control
7/23/2020	$150,000	$150,000	$329	7/23/2021	75% of the lowest trading price during the twenty trading days immediately preceding the date of conversion, up to 9.99% of outstanding number of shares on date of conversion	GPL Ventures, LLC (Alexander Dillon, Manager)
7/1/2020	$40,000	$40,000	$170	7/1/2021	75% of the lowest trading price during the twenty trading days immediately preceding the date of conversion, up to 9.99% of outstanding number of shares on date of conversion	GPL Ventures, LLC (Alexander Dillon, Manager)
5/20/2019	$115,000	$115,000	$1,134	5/20/2021	75% of the lowest trading price during the twenty trading days immediately preceding the date of conversion, up to 9.99% of outstanding number of shares on date of conversion	GPL Ventures, LLC (Alexander Dillon, Manager)
1/3/2019	$100,000	$100,000	$10,904	1/3/2020	$0.00005 per share up to 9.9% of outstanding number of shares on date of conversion	GPL Ventures, LLC (Alexander Dillon, Manager)
3/26/2019	$61,000	$100,000	$5,281	3/26/2020	$0.00005 per share up to 9.9% of outstanding number of shares on date of conversion	GPL Ventures, LLC (Alexander Dillon, Manager)
2/24/2017	$3,400	$25,000	$1,200	2/24/2018	60% of market price up to 9.9% of outstanding number of shares on date of conversion	Schooner Equities, LLC (Kenneth Brand, Manager)

Transfer Agent

Pacific Stock Transfer Company is the transfer agent for our common stock. Pacific Stock Transfer's address is 6725 Via Austi Parkway, Suite 300, Las Vegas, Nevada 89119; its telephone number is 800/785/7782; its website is www.pacificstocktransfer.com. No information found on Pacific Stock Transfer's website is part of this Offering Circular.

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BUSINESS

Preliminary Statements Regarding the COVID-19 Pandemic

As of the date of this Offering Circular, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business.

With respect to our business operations, while our product sales have sustained since the initial impact of the COVID-19 pandemic, we believe the COVID-19 pandemic has had a discernable short-term negative impact on our product sales, inasmuch as we have been limited in face-to-face sales meetings with respect to our products. We are unable to predict when such limitations will ease.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. However, as the states continue to re-open, re-close, then re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Corporate Information

The Company’s corporate office is located at 1 Bridge Plaza North, 2nd Floor, Fort Lee, New Jersey 07024; its telephone number is 551-486-3980; and its website is www.maisonluxeny.com. No information found on our company’s website is part of this Offering Circular.

History

Clikia Corp. was incorporated in 2002 in the State of Nevada, under the name MK Automotive, Inc. Our corporate name changed to Clikia Corp. in July 2017. From 2002 through 2015, our company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, we pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. From January 2017 through April 2019, we operated an over-the-top (OTT) video streaming subscription service known as “Clikia.” From April 2019 through May 2020, we pursued a plan of business that called for our company to establish a private jet charter operation, an aircraft maintenance business, an aircraft sales and brokerage operation and an online aircraft parts store. Ultimately, these business efforts were unsuccessful, for differing reasons.

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In April 2020, our company experienced a change in control, pursuant to which Mr. Anil Idnani became our controlling shareholder and sole officer and director. Following such change-in-control transaction, in May 2020, we acquired all of the assets, including the going business (the Maison Luxe Business), of Maison Luxe, LLC, a Delaware limited liability. Our wholly-owned subsidiary, Maison Luxe, Inc., a Wyoming corporation, now owns the acquired assets and operates the acquired business of Maison Luxe, LLC (the Maison Luxe Business). Currently, this constitutes the entirety of our company’s business operations.

Recent Changes: Business Plan and Management

At the close of business on April 28, 2020, there occurred a change in control of our company, whereby Mr. Anil Idnani purchased securities representing voting control of our company from AE Aviation, LLC, a Wisconsin limited liability company owned by our former sole officer and director, Dean E. Sukowatey. In conjunction with the change-in-control transaction, Mr. Sukowatey resigned as CEO and Director of our company. Mr. Idnani, an experienced public company executive officer and luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, and in light of the ongoing failure to establish our aviation business, our Board of Directors determined to acquire the business known as “Maison Luxe”, the Maison Luxe Business, and has adopted its plan of business and ongoing operations as part of our overall operations.

The Maison Luxe Business

Our company’s newly elected sole officer and director, Mr. Anil Idnani, founded the recently acquired Maison Luxe Business with the vision of offering highly desired luxury retail consumer items that are responsibly-sourced and affordable to the end customer. Because of the dynamics and structure with the luxury retail industry, customers who desire luxury items are unable to avail themselves of such items, due to the unreliable nature of sellers and exorbitant prices. It is this void in the market place that Mr. Idnani identified as a business opportunity and established the Maison Luxe Business to provide customers with the experience of purchasing luxury items as a standard.

Mr. Idnani’s vision for Maison Luxe comes from his vast background in the luxury trade through his involvement in his family-owned and operated travel retail businesses, which were established over 30 years ago. As part of his responsibilities, Mr. Idnani developed an expertise in fine timepieces and jewelry, developing relationships with store fronts in duty- free ports in areas, such as Alaska and the U.S. Virgin Islands. In order to stay current with the brands and consumer needs, Mr. Idnani will continue to attend trade shows, both abroad and domestic, to develop additional knowledge and industry relationships with many of the most prestigious luxury brands available.

The business known as “Maison Luxe” was founded in January 2020, with the vision of becoming an industry leader in luxury retail. Maison Luxe focuses its efforts primarily within the fine time pieces and jewelry segments both on a wholesale and B2C (business-to-consumer) basis. For the period from its inception (January 3, 2020) through March 31, 2020, the Maison Luxe Business derived $1,390,725 (unaudited) in revenues and earned a net profit of $65,268 (unaudited). There is no assurance that the Maison Luxe Business will continue to derive revenues or earn profits at such level in the future.

The Maison Luxe Business currently exploits three primary sales channels through which it sells its luxury retail items: (1) private client direct sales; (2) sales to wholesalers; and (3) sales to retail stores. Future sales efforts will remain reliant upon such sales channels, with an expanding presence in available social media sales channels and a more robust e-commerce sales channel through the Maison Luxe website.

Maison Luxe has been able to achieve relatively high volume and transactional sales due, in large measure, to its relationships with vendors, private clients and wholesalers. In addition, Maison Luxe has taken steps necessary to establishing an e-commerce platform through its website. It is expected that such e-commerce platform, in its fully functional format, will be ready to launch during the third quarter of 2020.

Maison Luxe only sources its items from reputable vendors that are well known to Mr. Idnani. Mr. Idnani chooses to stock items that are only in high demand and valuable with potential market appreciation. Maison Luxe aims to provide a quality experience to its customers, by always keeping inventory up to date and with a well-curated, post-sale process. Through its high quality customer service efforts, customers are able address questions or concerns with purchased products or to inquire of product availability. Maison Luxe is not sponsored by, associated with or affiliated with any of its advertised brands or their subsidiaries.

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Intellectual Property

We regard our trademarks, service marks and business know-how as having significant value and as being an important factor in the marketing of our luxury retail products. Our policy is to establish, enforce and protect our intellectual property rights using the intellectual property laws.

Facilities

Our sole officer and director provides our company with the office space required for our current operations at no charge. Our business office is located at 1 Bridge Plaza, 2nd Floor, Fort Lee, New Jersey. We do not own any real property.

Employees

We currently have no employees; our Chief Executive Officer, Anil Idnani, oversees our business development, corporate administration and business operations. Mr. Idnani also oversees record keeping and financial reporting functions. We intend to hire a small number of employees, at such times as business conditions warrant. We have used, and, in the future, expect to use, the services of certain outside consultants and advisors as needed, on a consulting basis.

Website

Our company’s corporate website can be found at www.maisonluxeny.com. We make available free of charge at this website all of our reports filed with OTCMarkets.com, including our annual reports, quarterly reports and other informational reports. These reports are made available on our website as soon as reasonably practicable after their filing with OCTMarkets.com. No information found on our company’s website is part of this Offering Circular.

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Effects of COVID-19

As of the date of this Offering Circular, there exist significant uncertainties regarding the current novel Coronavirus (COVID-19) pandemic, including the scope of health issues, the possible duration of the pandemic and the extent of local and worldwide social, political and economic disruption it may cause in the future.

To date, the COVID-19 pandemic has had a discernable short-term negative impact on the ability of our company to obtain capital needed to accelerate the development of our business.

With respect to our business operations, while our product sales have sustained since the initial impact of the COVID-19 pandemic, we believe the COVID-19 pandemic has had a discernable short-term negative impact on our product sales, inasmuch as we have been limited in face-to-face sales meetings with respect to our products. We are unable to predict when such limitations will ease.

Overall, our company is not of a size that has required us to implement “company-wide” policies in response to the COVID-19 pandemic. However, as the states continue to re-open, re-close, then re-open their economies, the scope and nature of the impacts of COVID-19 on our company will evolve day-by-day, week-by-week.

The COVID-19 pandemic can be expect to continue to result in regional and local quarantines, labor stoppages and shortages, changes in consumer purchasing patterns, mandatory or elective shut-downs of retail locations, disruptions to supply chains, including the inability of our suppliers to deliver materials on a timely basis, or at all, severe market volatility, liquidity disruptions and overall economic instability. It can be further expected that the COVID-19 pandemic will continue to have unpredictably adverse impacts on our business, financial condition and results of operations. This situation is changing rapidly and additional impacts may arise of which we are not currently aware.

We intend to continue to assess the evolving impact of the COVID-19 pandemic, not only on our company, but on the operations of our customers, consumers and supply chains, and intend to make adjustments accordingly. However, the extent to which the COVID-19 pandemic may impact our business, financial condition and results of operations will depend on how the COVID-19 pandemic and its impact continues to impact the United States and, to a lesser extent, the rest of the world, all of which remains highly uncertain and cannot be predicted at this time.

In light of these uncertainties, for purposes of the discussion below, except where otherwise indicated, the descriptions of our business, our strategies, our risk factors and any other forward-looking statements, including regarding us, our business and the market generally, do not reflect the potential impact of the COVID-19 pandemic or our responses thereto.

Basis of Presentation

In May 2020, we acquired the Maison Luxe Business, which business has become the sole business of our company. This section presents information and narrative descriptions thereof concerning (a) our company for the periods and as of the dates indicated, (b) Maison Luxe LLC for the period and as of the date indicated and, (c) where appropriate, pro forma financial information, which assumes our company’s acquisition of the Maison Luxe Business had occurred on certain prior dates, as indicated.

Cautionary Statement

DUE TO A RECENT CHANGE IN BUSINESS PLAN OF OUR COMPANY, OUR PAST RESULTS OF OPERATIONS WILL NOT PROVIDE ANY INDICATION OF OUR FUTURE RESULTS OF OPERATIONS.

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

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Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Recent Changes: Business Plan and Management

At the close of business on April 28, 2020, there occurred a change in control of our company, whereby Mr. Anil Idnani purchased securities representing voting control of our company from AE Aviation, LLC, a Wisconsin limited liability company owned by our former sole officer and director, Dean E. Sukowatey. In conjunction with the change-in-control transaction, Mr. Sukowatey resigned as CEO and Director of our company. Mr. Idnani, an experienced public company executive officer and luxury retail businessman, now serves as our sole director and officer.

Following the change-in-control transaction, and in light of the ongoing failure to establish our aviation business, our Board of Directors determined to acquire the Maison Luxe Business and has adopted its plan of business and ongoing operations as part of our overall operations.

Principal Factors Affecting Our Financial Performance

Our future operating results will be primarily affected by the following factors:

•	obtain access to inventory on acceptable terms;
•	achieve market acceptance of the Maison Luxe Business;
•	establish long-term customer relationships.

We expect to incur operating losses through at least June 30, 2020. Further, because of our lack of capital and the current lack of brand name awareness of the Maison Luxe Business, we cannot predict the levels of our future revenues.

Results of Operations

DUE TO A RECENT CHANGE IN BUSINESS PLAN OF OUR COMPANY, OUR PAST RESULTS OF OPERATIONS WILL NOT PROVIDE ANY INDICATION OF OUR FUTURE RESULTS OF OPERATIONS.

In April 2019, we ceased the operation of our Clikia streaming cable television subscription service and, in May 2020, we ceased our aviation services efforts with the acquisition of the Maison Luxe Business.

Clikia Corp.

For the Years Ended March 31, 2020 (Fiscal 2020) and 2019 (Fiscal 2019). For Fiscal 2020, our company incurred a net loss of $469,534 (unaudited), $100,000 (unaudited) of which is attributable to common stock issued for services and $297,534 (unaudited) of which is attributable to a one-time asset impairment charge of $72,534 (unaudited) and a one-time bad debt expense of $225,000 (unaudited).

For Fiscal 2019, we incurred a net loss of $972,547 (unaudited), $354,976 (unaudited) of which is attributable to a one-time asset impairment charge, $435,000 (unaudited) of which is attributable to common stock issued for services and $81,623 (unaudited) of which is attributable to stock issued in a settlement agreement. Our net loss for Fiscal 2019 was reduced by a one-time debt-forgiveness in the amount of $429,620 (unaudited).

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Maison Luxe LLC

For the Period From January 3, 2020 (Inception), to March 31, 2020 (ML Period). For the ML Period, Maison Luxe LLC earned a gross profit of $69,010 (unaudited) and incurred a total of $3,742 (unaudited) in operating expenses, for a net profit of $65,268 (unaudited).

As a relatively new business in the luxury retail industry, the Maison Luxe Business has, since its inception, been somewhat negatively affected by the COVID-19 pandemic. Nevertheless, it was able to earn a profit during the ML Period and management believes it will continue to operate at a modest profit during the remainder of 2020. No prediction as to the amount of profit can be made, nor is there any assurance that any such profit will be earned.

Management believes that any funds obtained from this offering will permit it to expand the inventory of the Maison Luxe Business, thereby increasing product sales opportunities. There is no assurance that such will be the case.

Year Ended March 31, 2020, Pro Forma

During the year ended March 31, 2020, our company and Maison Luxe LLC, on a combined basis, generated $1,390,725 (unaudited), but incurred a net loss of $404,266 (unaudited), due to our company’s net loss of $469,534 (unaudited) exceeding Maison Luxe LLC’s net profit of $65,268 (unaudited) during Fiscal 2019.

Plan of Operation

Our company’s newly elected sole officer and director, Mr. Anil Idnani, founded the recently acquired Maison Luxe Business with the vision of offering highly desired luxury retail consumer items that are responsibly-sourced and affordable to the end customer. Because of the dynamics and structure with the luxury retail industry, customers who desire luxury items are unable to avail themselves of such items, due to the unreliable nature of sellers and exorbitant prices. It is this void in the market place that Mr. Idnani identified as a business opportunity and established the Maison Luxe Business to provide customers with the experience of purchasing luxury items as a standard.

Mr. Idnani’s vision for the Maison Luxe Business comes from his vast background in the luxury trade through his involvement in his family-owned and operated travel retail businesses, which were established over 30 years ago. As part of his responsibilities, Mr. Idnani developed an expertise in fine timepieces and jewelry, developing relationships with store fronts in duty-free ports in areas, such as Alaska and the U.S. Virgin Islands. In order to stay current with the brands and consumer needs, Mr. Idnani will continue to attend trade shows, both abroad and domestic, to develop additional knowledge and industry relationships with many of the most prestigious luxury brands available.

The business known as “Maison Luxe” was founded in January 2020, with the vision of becoming an industry leader in luxury retail. Maison Luxe focuses its efforts primarily within the fine time pieces and jewelry segments both on a wholesale and B2C (business-to-consumer) basis. For the period from its inception (January 3, 2020) through March 31, 2020, the Maison Luxe Business derived $1,390,725 (unaudited) in revenues and earned a net profit of $65,268 (unaudited). There is no assurance that the Maison Luxe Business will continue to derive revenues or earn profits at such level in the future.

The Maison Luxe Business currently exploits three primary sales channels through which it sells its luxury retail items: (1) private client direct sales; (2) sales to wholesalers; and (3) sales to retail stores. Future sales efforts will remain reliant upon such sales channels, with an expanding presence in available social media sales channels and a more robust e-commerce sales channel through the Maison Luxe website.

Maison Luxe has been able to achieve relatively high volume and transactional sales due, in large measure, to its relationships with vendors, private clients and wholesalers. In addition, Maison Luxe has taken steps necessary to establishing an e-commerce platform through its website. It is expected that such e-commerce platform, in its fully functional format, will be ready to launch during the third quarter of 2020.

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The Maison Luxe Business only sources its items from reputable vendors that are well known to Mr. Idnani. Mr. Idnani chooses to stock items that are only in high demand and valuable with potential market appreciation. The Maison Luxe Business aims to provide a quality experience to its customers, by always keeping inventory up to date and with a well-curated, post-sale process. Through its high quality customer service efforts, customers are able address questions or concerns with purchased products or to inquire of product availability. The Maixon Luxe Business is not sponsored by, associated with or affiliated with any of its advertised brands or their subsidiaries.

Financial Condition, Liquidity and Capital Resources

Clikia Corp.

At March 31, 2020, our liabilities exceeded our assets and we lacked working capital with which to implement our full plan of business with respect to our now-defunct aviation services business.

We currently possess adequate capital with which to expand the Maison Luxe Business at a moderate pace. With additional capital, including through this offering, if any, our management expects that we will be able to increase our rate of growth, quarter over quarter. There is not assurance that we will be able to obtain additional capital.

During the year ended December 31, 2020, we obtained a total of $45,000 in cash through our prior Regulation A offering, and $30,000 in loans from a third-party. Such funds were used for operating expenses. Subsequent to March 31, 2020, our company has obtained a total of $305,000 in loans from a third party. In consideration of such loans, we issued a $115,000 face amount convertible promissory note (interest at 5% per annum, with principal and interest due in May 2021), a $40,000 face amount convertible promissory note (interest at 5% per annum, with principal and interest due in July 2021)and a $150,000 face (interest at 10% per annum, with principal and interest due in July 2021). Each such convertible promissory note may be converted into shares of our common stock at a conversion price equal to 75% of the lowest trading price during the twenty trading days immediately preceding the date of conversion, up to 9.99% of outstanding number of shares on date of conversion.

Maison Luxe LLC

At March 31, 2020, Maison Luxe LLC had cash of $1,643 and working capital of $65,268.

At March 31, 2020, Pro Forma

On a combined basis (our company and Maison Luxe LLC), we had $1,643 in cash and a working capital deficit of $656,772.

Contractual Obligations

To date, we have not entered into any significant long-term obligations that require us to make monthly cash payments.

Capital Expenditures

We made no capital expenditures during the year ended March 31, 2020, and, without the proceeds from this offering, no such expenditures are expected to be made during the year ending March 31, 2021.

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DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

The following table sets forth the name and age of our company's sole director and executive officer.

Name	Age	Position(s)
Anil Idnani	26	Chief Executive Officer, Secretary/Treasurer and Director

Our company's Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of their respective successors at the next meeting of shareholders, death, resignation or removal by the Board of Directors. Officers serve at the discretion of our Board of Directors. There exist no family relationships between the listed officers and directors. Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Anil Idnani became our sole officer and director on April 28, 2020. Mr. Idnani founded the Maison Luxe Business in January 2020. Since December 2017, Mr. Idnani has been CEO of GD Entertainment & Technology, Inc., a publicly-traded company (symbol: GDET) that develops cryptocurrency mining facilities and engages in the sale of CBD products. From February 2016 through April 2017, Mr. Idnani was business development manager for Vicom Computer Services, a New York, New York-based technology consulting firm, and, during 2015 and 2016, he was a digital sales executive for YP, a Manhattan-based advertising company. Mr. Idnani is a licensed real estate broker in the State of New York and has been associated with RE/MAX Midtown since 2014.

Conflicts of Interest

At the present time, we do not foresee any direct conflict between our sole officer and director, his other business interests and his involvement in our company.

Corporate Governance

We do not have a separate Compensation Committee, Audit Committee or Nominating Committee. These functions are conducted by our Board of Directors acting as a whole.

During the year ended March 31, 2020, out Board of Directors did not hold a meeting, but took action by unanimous written consent in lieu of a meeting on 6 occasions.

Independence of Board of Directors

Our sole director is not independent, within the meaning of definitions established by the SEC or any self-regulatory organization. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include independent directors.

Shareholder Communications with Our Board of Directors

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Anil Idnani, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Idnani collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

Code of Ethics

As of the date of this Offering Circular, our Board of Directors has not adopted a code of ethics with respect to our directors, officers and employees.

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EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

The following table summarizes information concerning the compensation awarded, paid to or earned by, our executive officers.

Name and Principal Position	Fiscal Year Ended 3/31	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Com- pensation ($)	Non-qualified Deferred Compen- sation Earnings ($)	All Other Compen- sation ($)	Total ($)

Dean E. Sukowatey	2020	–	120,000(1)	–	–	–	–	–	120,000(1)
Former CEO	2019	–	–	–	–	–	–	–	–
	2018	–	–	–	–	–	–	–	–

David Lofiln	2020	–	–	–	–	–	–	–	–
Former CEO	2019	–	304,000(2)	–	–	–	–	–	304,000(2)
	2018	–	–	–	–	–	–	–	–

Anil Idnani*	2020	–	–	–	–	–	–	–	–
CEO	2019	–	–	–	–	–	–	–	–
	2018	–	–	–	–	–	–	–	–

*	Mr. Idnani did not become an officer and director of our company until May 2020.
(1)	In May 2019, in addition to cash bonuses, we issued $40,000 shares (adjusted for 1-for-25,000 reverse split) of our common stock to Mr. Sukowatey as a retention bonus, which shares were valued by our Board of Directors at $100,000.
(2)	During Fiscal 2019, in addition to cash bonuses, we issued a total of 4,860 shares (adjusted for 1-for-25,000 reverse split) of our common stock to Mr. Loflin as bonuses, as follows: (a) August 2018, 60 shares (adjusted for 1-for-25,000 reverse split) valued by our Board of Directors at $60,000; and (b) January 2019, 4,800 shares (adjusted for 1-for-25,000 reverse split) valued by our Board of Directors at $144,000.

Employment Agreement

We have not entered into an employment agreement with our sole officer, Anil Idnani. However, in the near future, it is expected that we will enter into an employment agreement with Mr. Idnani, although none of the terms of such an employment agreement has been determined.

Outstanding Equity Awards

During the years ended March 31, 2020 and 2019, our Board of Directors made no equity awards and no such award is pending, except as set forth in the compensation table set forth above.

Long-Term Incentive Plans

We currently have no long-term incentive plans.

Director Compensation

Our directors receive no compensation for their serving as directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Common Stock

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying warrants, if any, held by that person are deemed to be outstanding if the warrants are exercisable within 60 days of the date hereof.

	Before This Offering		After This Offering
Name of Shareholder	Shares Owned	Percentage Owned (1)	Shares Owned	Percentage Owned (2)
Common Stock

Executive Officers and Directors
Anil Idnani Officers and directors, as a group (1 person)	3,045,699 3,045,699	80.55% 80.55%	3,045,699 3,045,699	31.17% 31.17%

5% Owners
GPL Ventures LLC(3) Continuation Capital, Inc.(5)	312,471(4) 312,471(6)	8.26% 8.26%	807,471(4) 807,471(6)	8.26% 8.26%

Series A Super Voting Preferred Stock (7)
Anil Idnani	2,000,000	100%	2,000,000	100%

(1)	Based on 3,781,215 shares outstanding, including 624,942 unissued shares that underlie the currently convertible portions of convertible debt instruments, before this offering.
(2)	Based on 9,771,215 shares outstanding, including 1,614,942 unissued shares that underlie the currently convertible portions of convertible debt instruments, after this offering and assuming all of the Offered Shares are sold.
(3)	Mr. Alexander Dillon possesses investment authority on behalf of this entity.
(4)	These shares have not been issued, but underlie the currently convertible portion of a convertible debt instrument.
(5)	Mr. Paul Winkle is the managing partner of this entity.
(6)	These shares have not been issued, but underlie the currently convertible portion of a convertible instrument.
(7)	The shares of Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders. The shares of Series A Super Voting Preferred Stock vote together with the holders of Company common stock as a single class. Our sole officer and director, Anil Idnani controls all of our company's corporate matters.

Series A Super Voting Preferred Stock

Currently, there are 2,000,000 shares of our Series A Super Voting Preferred Stock issued and outstanding, all of which are owned by Anil Idnani, our Chief Executive Officer, and, through his ownership thereof, controls all corporate matters of our company.

Holders of the Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of our common stock is entitled to vote at each meeting of shareholders with respect to all matters presented to the shareholders for their action or consideration. Holders of the Series A Super Voting Preferred Stock shall vote together with the holders of our common stock as a single class. (See Description of Securities-Series A Super Voting Preferred Stock).

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Acquisition of Assets of Maison Luxe, LLC

In May 2020, we acquired substantially all of the assets, including the going business, of Maison Luxe, LLC, a Delaware limited liability company, pursuant to a plan and agreement of reorganization, in exchange for 3,000,000 shares of our common stock. As the owner of Maison Luxe, LLC, our sole officer and director, Anil Idnani, is the beneficial owner of all 3,000,000 of such shares. In determining the number of shares to be issued in this acquisition transaction, our Board of Directors did not employ and standard measure of evaluation.

Bonus Shares Issued to Directors

In October 2015, one of our former directors, Brian Wendt, was issued 1 share (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $3,500. In January 2017, Mr. Wendt was issued 1 share (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $10,000. In August 2018, Mr. Wendt was issued 10 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $20,000.

In August 2018, one of our former directors and former CEO, David Loflin, was issued 60 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $60,000. In January 2019, Mr. Loflin was issued 4,800 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $144,000.

In May 2019, one of our former directors and former CEO, Dean E. Sukowatey, was issued 40,000 shares (adjusted for 1-for-25,000 reverse split) of our common stock as a bonus, which shares were valued at $100,000.

Change in Control Transactions

2020. In April 2020, our current sole officer and director, Anil Idnani, acquired control of our company by purchasing (a) 45,699 shares of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock from AE Aviation, LLC, a company owned by Dean E. Sukowatey, our former CEO and a former director. By such securities ownership, Mr. Idnani controls all aspects of the management of our company.

2019. In April 2019, our current sole officer and director, Dean E. Sukowatey, acquired control of our company by purchasing (a) 5,699 shares (adjusted for 1-for-25,000 reverse split) of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock from David Loflin, our former CEO and a former director.

2016. In August 2016, David Loflin, our former CEO and a former director, acquired control of our company, by his acquiring control of RioRoca Holdings, LLC, which, at the time, owned (a) 3 shares (adjusted for 1-for-25,000 reverse split) of our common stock and (b) 2,000,000 shares of our Series A Super Voting Preferred Stock. Through RioRoca Holdings’ ownership of the Series A Super Voting Preferred Stock, Mr. Loflin controlled all aspects of the management of our company.

Employment Agreement

In January 2017, we entered into an employment agreement with our former CEO, David Loflin. Mr. Loflin’s annual salary was $180,000. This employment agreement was terminated upon Mr. Loflin’s resignation, in April 2019.

Acquisition of Clikia-LA

In February 2017, we acquired Clikia Corp., a Louisiana corporation. Pursuant to the acquisition transaction, our former CEO and a former director, David Loflin, received 6 shares (adjusted for 1-for-25,000 reverse split) and TikiLive, Inc. received 4 shares (adjusted for 1-for-25,000 reverse split) of the 10 shares (adjusted for 1-for-25,000 reverse split) of our common stock issued in the acquisition transaction.

Archive Purchase Agreement

In October 2018, we entered into an Archive Purchase Agreement with our former CEO, David Loflin, pursuant to which we acquired a complete copy of Mr. Loflin’s video archive containing approximately 3,100 television and movie titles by the issuance of 800 shares (adjusted for 1-for-25,000 reverse split) of our common stock, which shares were valued at $200,000. At the time of such transaction, we intended to utilize the acquired video titles to augment the now-terminated operations of our Clikia streaming cable television subscription service.

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LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan & Newlan, Ltd., Flower Mound, Texas. Newlan & Newlan, Ltd. owns 640 shares (adjusted for 1-for-25,000 reverse split) of our common stock.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

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INDEX TO FINANCIAL STATEMENTS

CLIKIA CORP.

Unaudited Consolidated Financial Statements for the Years Ended March 31, 2020 and 2019

MAISON LUXE LLC

Unaudited Financial Statements for the Period From January 3, 2020 (Inception), to March 31, 2020

CLIKIA CORP.

Unaudited Pro Forma Financial Statements

F-1

CLIKIA CORP.

CONSOLIDATED BALANCE SHEETS

March 31, 2020 and 2019

	3/31/20 (unaudited)	3/31/19 (unaudited)
ASSETS
Current assets
Cash and cash equivalents	$–	$–
Prepaid expenses and other current assets	622	622
Total current assets	622	622
Other assets
Notes receivable - third party	–	225,000
Investment in LiveSpeed Broadband	–	–
Investment in Clikia Corp. (Louisiana) subsidiary	–	–
Total intangible assets	–	225,000
Fixed assets
Equipment	–	72,534
Total fixed assets	–	72,534
Total assets	$622	$298,156

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)
Current liabilities
Accounts payable - trade	$111,215	$111,215
Notes payable - third parties	608,047	614,391
Note payable (Schooner Equities)	3,400	3,400
Total current liabilities	722,662	729,006
Stockholders’ deficit
Preferred stock, $.00001 par value; 5,000,000 shares authorized, 2,000,000 and 2,0000,000 shares issued and outstanding at March 31, 2020 and 2019, respectively	20	20
Common stock, $.00001 par value; 500,000,000 shares authorized, 156,273 and 51,135 shares issued and outstanding at March 31, 2020 and 2019, respectively	39,053	12,978
Additional paid-in capital	1,735,454	1,583,374
Accumulated deficit	(2,496,4567)	(2,027,033)
Total stockholders’ deficit	$(722,040)	$(430,850)
Total liabilities and stockholders’ deficit	$622	$298,156

The accompanying notes are an integral part of these unaudited financial statements.

F-2

CLIKIA CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended March 31, 2020 and 2019

	Year Ended March 31,
	2020 (unaudited)	2019 (unaudited)
Revenues	$–	$3,519
Operating costs and expenses
Operating expenses	172,000	1,050,710
Total operating expenses	172,000	1,050,710
Operating loss	(172,000)	(1,047,191)
Other income (loss)
Impairment charge	(72,534)	(354,976)
Bad debt expense	(225,000)	–
Debt forgiveness	–	429,620
Total other income (loss)	(297,534)	74,644
Net loss	$(469,534)	$(972,547)
Net loss per common share
Basic and diluted	$(3.13)	$(30.15)
Weighted average number of common shares outstanding:
Basic and diluted	149,962	32,251

The accompanying notes are an integral part of these unaudited financial statements.

F-3

CLIKIA CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

For the Years Ended March 31, 2020 and 2019

(unaudited)

	Preferred Stock		Common Stock
	Shares	Amount	Shares	Amount	Additional Paid-in capital	Accumulated Deficit	Total Stockholders’ Deficit
Balance, March 31, 2018	2,000,000	20	82	20	693,143	(1,054,486)	(361,303)
Shares issued for debt conversions	–	–	40,884	9,626	71,997	–	81,623
Shares issued for consulting	–	–	3,895	998	210,002	–	211,000
Shares issued for bonuses	–	–	4,880	1,220	222,780	–	224,000
Shares issued for purchase of assets	–	–	800	200	199,800	–	200,000
Shares issued for cash	–	–	594	148	185,652	–	185,800
Net loss	–	–	–	–	–	(972,547)	(972,547)
Balance, March 31, 2019	2,000,000	20	51,135	12,978	1,583,374	(2,027,033)	(430,850)
Shares issued for debt conversions	–	–	47,138	11,764	21,580	–	33,344
Shares issued for services	–	–	40,000	10,000	90,000	–	100,000
Shares issued for cash	–	–	18,000	4,500	40,500	–	45,000
Net loss	–	–	–	–	–	(469,534)	(469,534)
Balance, March 31, 2020	2,000,000	20	156,273	39,053	1,735,454	(2,496,567)	(722,040)

The accompanying notes are an integral part of these financial statements.

F-4

CLIKIA CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended March 31, 2020 and 2019

	Year Ended March 31,
	2020 (unaudited)	2019 (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(469,534)	$(972,547)
Adjustments to reconcile net loss to cash used for operating activities:
Impairment charge re: assets	72,534	354,976
Bad debt expense	225,000	–
Stock issued for services	100,000	435,000
Stock issued in settlement agreement	–	81,623
Income from debt forgiveness	–	(429,620)
Increase in accounts payable	–	(18,227)
Net cash used in operating activities	(72,000)	(548,795)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	–	–
CASH FLOWS FROM FINANCING ACTIVITIES:
Stock issued for cash, net of finder’s fees	45,000	185,800
Stock issued for video assets	–	200,000
Convertible notes payable - third party	27,000	161,000
Net cash provided by financing activities	72,000	546,800
Net increase (decrease) in cash	–	(1,995)
Cash, beginning of year	–	1,995
Cash, end of year	$–	$–

The accompanying notes are an integral part of these unaudited financial statements.

F-5

CLIKIA CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

March 31, 2020 (unaudited)

NOTE 1. NATURE OF THE BUSINESS

Clikia Corp. (the “Company”) was incorporated in 2002 in the State of Nevada, under the name “MK Automotive, Inc.” The Company’s corporate name changed to “Clikia Corp.” in July 2017. From 2002 through 2015, the Company was engaged in the retail and commercial automotive diagnostic, maintenance and repair services businesses, and, from December 2015 through January 2017, our company pursued the commercial exploitation of Squuak.com, a social media and content sharing tool and platform. In February 2017, the Company acquired Clikia Corp., a Louisiana corporation (“Clikia-LA”), a Baton Rouge, Louisiana-based “over-the-top”, or OTT, video streaming service provider, and adopted the OTT video streaming business plan of Clikia-LA. In April 2019, the Company established a new business plan that calls for the establishment of a private jet charter service, aircraft maintenance operations, aircraft sales and brokerage operations and an online aircraft parts sales business. Ultimately, these business efforts were unsuccessful, for differing reasons.

In April 2020, the Company experienced a change in control and, in May 2020, the Company acquired all of the assets, including the going business (the “Maison Luxe Business”), of Maison Luxe, LLC, a Delaware limited liability. The Company’s newly-formed, wholly-owned subsidiary, Maison Luxe, Inc., a Wyoming corporation, now owns and operates the Maison Luxe Business, which constitutes the entirety of the Company’s business operations.

NOTE 2. REVERSE SPLIT OF COMMON STOCK

Effective April 23, 2020, there was a reverse split of the Company’s common stock. All share information presented in these financial statements and notes gives effect to such reverse split.

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Clikia-LA. All inter-company accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and cash in time deposits, certificates of deposit and all highly liquid investments with original maturities of three months or less.

Stock Issued for Services

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from persons other than employees in accordance with ASC Topic 505. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of performance commitment or completion of performance by the provider of goods or services as defined by ASC Topic 505.

F-6

Earnings per Share

Basic net income (loss) per share is computed on the basis of the weighted average number of common shares outstanding during the period.

NOTE 4. ACCOUNTING POLICIES

The Company has evaluated recent accounting pronouncements and believes none will have a material effect on its consolidated financial statements upon implementation.

NOTE 5. CHANGES IN CONTROL OF THE COMPANY

In September 2016, there occurred a change in control of the Company, when the Company’s former CEO, David Loflin, acquired ownership of RioRoca Holdings, LLC, the owner of (a) 3 shares, or approximately 60%, of the Company’s then-outstanding common stock and (b) 2,000,000 shares of the Company’s Series A Super Voting Preferred Stock (shares of Series A Super Voting Preferred Stock have 500 times that number of votes on all matters submitted to the shareholders that each shareholder of Company common stock is entitled to vote at each meeting of shareholders and vote together with the holders of Company common stock as a single class) (collectively, the “Control Securities”). In April 2019, Mr. Loflin sold the Control Securities to AE Aviation, LLC, a company owned by the Company’s current sole officer and director, Dean E. Sukowatey. AE Aviation, LLC’s ownership of the Control Securities provides it with control of the Company. As the owner of AE Aviation, LLC, Mr. Sukowatey controls the disposition and voting of Company securities owned by AE Aviation, LLC. In April 2020, AE Aviation, LLC sold the Control Securities to Mr. Anil Idnani, the Company’s current sole officer and director. Mr. Idnani controls the disposition and voting of Control Securities. (See Note 14. Subsequent Events).

NOTE 6. EXTINGUISHMENT OF DEBT

In December 2011, the Company entered into a settlement agreement (the “Settlement Agreement”) with one of its lenders to satisfy an existing loan default, which resulted in the extinguishment of such loan. The principal balance of the loan, at the time of the Settlement Agreement, was $460,410, with related accrued interest of $4,676.

In connection with the Settlement Agreement, two related parties (Michael R. Murphy and Thomas E. Kubik) loaned a total of $225,704 in cash to the Company. The proceeds of both of these loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. (See Note 7. Related-Party Transactions).

NOTE 7. RELATED-PARTY TRANSACTIONS

In May 2019, 40,000 shares of common stock were issued to the Company’s sole officer and director, Dean E. Sukowatey, as a performance bonus, which shares were valued at $100,000, in the aggregate.

In January 2019, 120,000,000 shares of common stock were issued to the former director and CEO of the Company, as a performance bonus, which shares were valued at $144,000, in the aggregate.

In November 2017, the Company acquired, in separate transactions, 45% of each of LiveSpeed Baton Rouge #1, LLC (d/b/a LiveSpeed Broadband) and LiveSpeed Baton Rouge #2, LLC (d/b/a LiveSpeed Broadband). In the acquisition transactions, the Company issued two promissory notes with $60,000 face amounts and a total of 5,000,000 shares of our common stock to a third party. Further, in connection with each such acquisition transaction, the remaining 55% ownership interest was contributed to the capital of the Company for no consideration by a company in which the Company’s former CEO, David Loflin, held a 50% pecuniary interest. Mr. Loflin received no consideration, direct or indirect, in connection with such contributions. As of March 31, 2019, the related intellectual property was assigned to a third party in consideration of its assuming the liability represented by the promissory notes.

In February 2017, the Company acquired Clikia Corp., a Louisiana corporation (Clikia-LA). Pursuant to the acquisition transaction, the Company’s former CEO, David Loflin, received 75,000,000 shares of the 125,000,000 shares of Company common stock issued in the acquisition transaction.

F-7

In December 2011, the Company borrowed a total of $225,704 from two shareholders ($112,852 from each of Michael R. Murphy and Thomas E. Kubik). The proceeds of both loans were applied by the Company to satisfy its payment obligation of $225,704 under the Settlement Agreement. In connection with Mr. Murphy’s loan, the Company issued a promissory note, face amount $112,852, to Mr. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted. However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.0005 of debt converted. At March 31, 2019, the remaining unpaid principal balance of such promissory note, $36,370, was deemed forgiven, inasmuch as the owner of such promissory note had passed away.

NOTE 8. NOTES PAYABLE

In March 2019, the Company issued a promissory note, face amount $100,000, to GPL Ventures, LLC, in consideration of a loan. This promissory note bears interest at 10% per annum, was due in March 2020 and is convertible into shares of Company common stock at a conversion price of $.00005 per share. At March 31, 2020, the unpaid principal balance of such promissory note was $61,000.

In January 2019, the Company issued a promissory note, face amount $100,000, to GPL Ventures, LLC, in consideration of a loan in the amount of $100,000. This promissory note bears interest at 10% per annum, was due in January 2020 and is convertible into shares of Company common stock at a conversion price of $.00005 per share. At March 31, 2020, the remaining unpaid principal balance of such promissory note was $100,000.

In February 2017, the Company issued a promissory note, face amount $25,000, to Schooner Equities, LLC, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 6% per annum, was due in February 2018 and is convertible into shares of Company common stock at a conversion price that is equal to 45% of the then-current market price of the Company’s common stock. At March 31, 2020, the remaining unpaid principal balance of such promissory note was $3,400.

In July 2017, the Company issued convertible promissory note in the amount of $291,000, including original issue discount, to a third party. This promissory note is due in October 2018 and is convertible from time to time by its holder, at then-market prices of the Company’s common stock. The Company also issued to such third party a warrant to purchase approximately 14,500,000 shares of its common stock. In consideration of its issuing such promissory note and warrant, the Company received cash in the amount of $45,000 and a series of nine promissory notes in the total amount of $225,000, all of which were due in October 2018. However, at March 31, 2020, the Company determined such promissory notes to be uncollectible and, consequently, all $225,000 of such promissory notes was written-off as bad debt expense.

In March 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, was due in March 2018 and is convertible into shares of Company common stock. In June 2018, the entire principal balance plus accrued interest was converted into shares of common stock.

In June 2017, the Company issued a promissory note, face amount $10,000, to a third party, Adam Goodkin, in consideration of a loan in the amount of $10,000. This promissory note bears interest at 6% per annum, is due in June 2018 and is convertible into shares of Company common stock. In June 2018, the entire principal balance plus accrued interest was converted into shares of common stock.

In November 2017, the Company issued two promissory notes with $60,000 face amounts a third party, in connection with the Company acquisitions of LiveSpeed Baton Rouge #1, LLC and LiveSpeed Baton Rouge #2, LLC. These promissory notes bear interest at 5% per annum and were due in January 2018. As of March 31, 2019, the related intellectual property was assigned to a third party in consideration of its assuming the liability represented by the promissory notes.

In November 2017, the Company issued a promissory note, face amount $30,000, to a third party, in consideration of a loan in the amount of $30,000. At March 31, 2019, the remaining unpaid principal balance of such promissory note was $0.

In December 2017, the Company issued a promissory note, face amount $25,000, to a third party, in consideration of a loan in the amount of $25,000. This promissory note bears interest at 10% per annum, is due in December 2018 and is convertible into shares of Company common stock at a rate that is a discount to the then-market price of the Company’s common stock. At March 31, 2018, the remaining unpaid principal balance of such promissory note was $0.

F-8

In August 2015, the Company issued a promissory note, face amount $225,000, to Par Point Capital, LLC, in connection with the Company’s purchase of Squuak.com and related intangible assets. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.0005 of debt converted. At March 31, 2019, the remaining unpaid principal balance of such promissory note, $225,000, was deemed forgiven, inasmuch as the owner of such promissory note had passed away.

In August 2015, the Company issued a promissory note, face amount $25,000, to Par Point Capital, LLC, pursuant to a consulting agreement. This promissory note bears interest at 6% per annum, was due in August 2016 and is convertible into shares of Company common stock at the rate of one share for every $.0005 of debt converted. At March 31, 2019, the remaining unpaid principal balance of such promissory note, $18,250, was deemed forgiven, inasmuch as the owner of such promissory note had passed away.

In December 2011, the Company issued a promissory note, face amount $112,852, to Michael R. Murphy, in consideration of his $112,852 loan to the Company. This promissory note, by its original terms, bears no interest, had a due date of December 31, 2012, and was convertible into shares of Company common stock at the rate of one share for every $.00001 of debt converted. However, by agreement with the holder of such promissory note, in April 2017, the conversion rate under such promissory note was amended to one share for every $.0005 of debt converted. At March 31, 2019, the remaining unpaid principal balance of such promissory note, $36,370, was deemed forgiven, inasmuch as the owner of such promissory note had passed away.

NOTE 9. LOAN ON OPEN ACCOUNT

In February 2017, the Company obtained a loan on open account from a third party in the amount of $30,000. This loan on open account is payable on demand. At March 31, 2019, the remaining unpaid principal balance of such promissory note, $30,000, was forgiven.

NOTE 10. CESSATION OF VIDEO STREAMING BUSINESS

Paramount Pictures Corporation v. Omniverse One World Television, Inc. (OOWT). In February 2019, a legal consortium consisting of several programmers, studios and OTT industry participants, filed a lawsuit (Paramount Pictures Corporation, Columbia Pictures Industries, Inc., Disney Enterprises, Inc., Twentieth Century Fox Film Corporation, Warner Bros. Entertainment Inc., Universal City Studios Productions LLLP, Universal Television, LLC and Universal Content Productions, LLC v. Omniverse One World Television, Inc.; Jason M. DeMeo, United States District Court, Central District of California, Western Division, Case No. 2:19-cv-01156), alleging, among other things, that OOWT does not have the right to license certain OTT programming to third parties. After analysis of this lawsuit, in March 2019, the Company’s then-management determined to cease the Company’s video streaming business.

NOTE 11. CAPITAL STOCK

Amendment of Articles of Incorporation

In January 2020, the Company amended its Articles of Incorporation, to provide for a 1-for-25,000 reverse split of its common stock (effective in April 2020) and to reduce its authorized number of shares of common stock to 500,000,000 shares.

In May 2019, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 6,950,000,000 shares.

In January 2019, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 3,950,000,000 shares.

In July 2018, the Company amended its Articles of Incorporation, to expand its authorized number of shares of common stock to 950,000,000 shares.

In May 2018, the Company amended its Articles of Incorporation, to provide for a 1-for-500 reverse split of its common stock (effective in July 2018) and to reduce its authorized number of shares of common stock to 750,000,000 shares.

F-9

Stock Issued for Services

During the year ended March 31, 2020, 40,000 shares of common stock were issued to the Company’s sole officer and director, Dean E. Sukowatey, as a performance bonus, which shares were valued at $100,000, in the aggregate.

During the year ended March 31, 2019, the Company issued shares of common stock for services, as follows: (1) 1 share of common stock pursuant to the terms of a financial consulting agreement with a third party, which shares were valued at $10,000, in the aggregate; (2) a total of 153 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $50,000, in the aggregate; (3) 40 shares were issued to a third party, as a performance bonus, which shares were valued at $40,000, in the aggregate; (4) 20 shares were issued to a former director, as a retention bonus, which shares were valued at $20,000, in the aggregate; (5) 60 shares were issued to a former director and CEO of the Company, as a performance bonus, which shares were valued at $60,000, in the aggregate; (6) 600 shares of common stock in payment of legal services, which shares were valued at $15,000, in the aggregate; (7) 1,000 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $30,000, in the aggregate; (8) 1,200 shares of common stock pursuant to the terms of a consulting agreement with a third party, which shares were valued at $36,000, in the aggregate; (9) 1,000 shares of common stock as a performance bonus to a third party consultant, which shares were valued at $30,000, in the aggregate; and (10) 4,800 shares of common stock were issued to a former director and CEO of the Company, as a performance bonus, which shares were valued at $144,000, in the aggregate.

Stock Issued for Cash

During the year ended March 31, 2020, the Company issued a total of 18,000 shares of common stock, pursuant to the Company’s offering pursuant to Regulation A under the Securities Act of 1933, as amended. These shares were sold for cash in the aggregate amount of $45,000.

During the year ended March 31, 2019, the Company issued a total of 579 shares of common stock, pursuant to the Company’s offering pursuant to Regulation A under the Securities Act of 1933, as amended. These shares were sold for cash in the aggregate amount of $185,800.

NOTE 12. SETTLEMENT AGREEMENT

In August 2017, the Company entered into a settlement agreement and stipulation (the “Settlement Agreement”) with a third party. Pursuant to the Settlement Agreement, the Company agreed to issue shares of its common stock in exchange for the settlement of certain past due obligations and accounts payable of the Company (the “Subject Debts”) in the aggregate amount of $355,903.50 (“the Settlement Amount”), which the third party had previously purchased from certain vendors of the Company. Further, the Company agreed to issue shares of common stock in one or more tranches, as necessary, sufficient to satisfy the Settlement Amount. The per share price of the shares of common stock shall be equal to 50% of the then-recent market price of the Company’s common stock.

NOTE 13. CHANGE IN BUSINESS PLAN

In April 2019, the Company established a new business plan that calls for the establishment of a private jet charter service, aircraft maintenance operations, aircraft sales and brokerage operations and an online aircraft parts sales business.

NOTE 14. SUBSEQUENT EVENT

Reverse Stock Split

In April 2020, the Company effected a 1-for-25,000 reverse split of its common stock, which reverse split is reflected in the financial statements and these notes.

Change in Control

In April 2020, AE Aviation, LLC, a company owned by the Company’s former sole officer and director, Dean E. Sukowatey, sold the Control Securities to Mr. Anil Idnani purchased the Control Securities from AE Aviation, LLC. Mr. Idnani’s ownership of the Control Securities provides him with control of the Company.

F-10

Change in Business Plan

In May 2020, the Company established a new business plan upon the Company’s acquisition of the Maison Luxe Business, in May 2020.

Acquisition of Maison Luxe, LLC

In May 2020, the Company acquired all of the Maison Luxe Business by issuing 3,000,000 of the Company’s common stock. In determining the number of shares to issue in the transaction, the Board of Directors did not employ any traditional valuation calculation, such as book value or net earnings. Such acquisition transaction was accounted for as a “reverse merger.” The Company’s newly-formed, wholly-owned subsidiary, Maison Luxe, Inc., a Wyoming corporation, now owns and operates the Maison Luxe Business. Currently, this constitutes the entirety of the Company’s business operations.

F-11

MAISON LUXE LLC

BALANCE SHEET

March 31, 2020

3/31/20 (unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,643
Accounts receivable	198,050
Due from shareholder	6,600
Inventory	117,156
Total current assets	323,449
Total assets	$323,449
LIABILITIES AND MEMBERS’ EQUITY
Current liabilities
Accounts payable	$102,266
Accrued interest	789
Notes payable, net of OID	155,126
Total current liabilities	258,181
Members’ equity
Accumulated earnings	65,268
Total members’ equity	65,268
Total liabilities and members’ equity	$323,449

The accompanying notes are an integral part of these unaudited financial statements.

F-12

MAISON LUXE LLC

STATEMENT OF OPERATIONS

For the Period January 3, 2020 (Inception)

Through March 31, 2020 (unaudited)

Revenue
Merchandise sales	$1,390,725
Total revenue	1,390,725
Cost of goods sold
Product costs	1,320,961
Merchant account fees	754
Total cost of goods sold	1,321,715
Gross profit	69,010
Expenses
Bank service charges	1,297
Interest expense	2,415
Office supplies	30
Total expenses	3,742
Net income	$65,268

The accompanying notes are an integral part of these unaudited financial statements.

F-13

MAISON LUXE LLC

STATEMENT OF MEMBERS’ EQUITY

For the Period January 3, 2020 (Inception) Through March 31, 2020

(unaudited)

Members’ equity, beginning of year	$–
Net income, March 31, 2020	65,268
Members’ equity, March 31, 2020	$65,268

The accompanying notes are an integral part of these financial statements.

F-14

MAISON LUXE LLC

STATEMENT OF CASH FLOWS

For the Period January 3, 2020 (Inception) Through March 31, 2020

(unaudited)

Cash Flows from Operating Activities
Net income	$65,268
Adjustment to reconcile net loss to cash
Changes in operating assets and liabilities
Accounts receivable	(198,050)
Inventory	(117,156)
Accounts payable	102,266
Accrued interest	789
Net cash used by operating activities	(146,883)
Cash Flows from Financing Activities
Due from shareholder	(6,600)
Issuance of notes payable, net of OID	155,126
Net cash provided by financing activities	148,526
(Decrease) increase in cash	1,643
Cash, beginning of year	–
Cash, end of year	$1,643

The accompanying notes are an integral part of these unaudited financial statements.

F-15

MAISON LUXE LLC

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

For the Period January 3, 2020 (Inception) Through March 31, 2020

Note 1 - Organization and Description of Business

Maison Luxe, LLC. (the Company), was incorporated under the laws of the State of Delaware on January 3, 2020. The Company sells high end watches, jewelry, and other luxury items.

The Company has elected December 31 as its year end.

Note 2 - Summary of Significant Accounting Policies

Basis of Presentation

The Financial Statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles ("GAAP") of the United States.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. In the opinion of management, all adjustments necessary in order to make the financial statements not misleading have been included. Actual results could differ from those estimates.

Cash Equivalents

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents. Consolidated cash and cash equivalents for the period January 3, 2020 (inception) through March 31, 2020 was $1,643.

Income Taxes

The Company accounts for income taxes under ASC 740 "Income Taxes." Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

Fair Value of Financial Instruments

The Company's balance sheet includes certain financial instruments. The carrying amounts of current assets and current liabilities approximate their fair value because of the relatively short period of time between the origination of these instruments and their expected realization.

The Company follows FASB Accounting Standards Codification (ASC) 820 "Fair Value Measurements and Disclosures" which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3). The three levels of the fair value hierarchy are described below:

F-16

Level 1 -	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
Level 2 -	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or corroborated by observable market data by correlation or other means.
Level 3 -	Inputs that are both significant to the fair value measurement and unobservable.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of February 28, 2019. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include accounts receivable, other current assets, accounts payable, accrued compensation and accrued expenses. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Related Parties

The Company follows ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions

Recently Issued Accounting Pronouncements

Except for rules and interpretive releases of the SEC under authority of federal securities laws and a limited number of grandfathered standards, the FASB Accounting Standards Codification™ ("ASC") is the sole source of authoritative GAAP literature recognized by the FASB and applicable to the Company.

We have reviewed the FASB issued Accounting Standards Update ("ASU") accounting pronouncements and interpretations thereof that have effectiveness dates during the periods reported and in future periods. The Company has carefully considered the new pronouncements that alter previous generally accepted accounting principles and does not believe that any new or modified principles will have a material impact on the corporation's reported financial position or operations in the near term. The applicability of any standard is subject to the formal review of our financial management and certain standards are under consideration.

Note 3 - Accounts Receivable

For the period January 3, 2020 (Inception) through March 31 2020 the company had accounts receivable of $198,050. The accounts receivable balance is comprised of mainly one customer. The Company regularly reviews allowances for doubtful accounts to ensure their adequacy by considering internal factors such as historical experience, credit quality, age of the receivable balances as well as external factors such as economic conditions that may affect a customer's ability to pay. We also consider the concentration of receivables outstanding with a particular customer in assessing the adequacy of our allowances. For the period January 3, 2020 (Inception) through March 31 2020 the company had $- allowances for doubtful accounts.

Note 4 - Inventory

For the period January 3, 2020 (Inception) through March 31, 2020 the company had inventory of $117,156. Inventory is valued at the lower of cost or market.

Note 5 - Accounts payable

For the period January 3, 2020 (Inception) through March 31 2020 the company had accounts payable of $102,266. $67,432 of the balance is owed to the sole member of Maison Luxe LLC.

F-17

Note 6 - Notes payable

For the period January 3, 2020 (Inception) through March 31 2020 the company entered into Notes payable with GPL Ventures LLC.

Issued Date	Maturity Date	Principal	Interest Rate	Accrued Interest
January 13, 2020	February 28, 2020	$25,000	8%	$427
February 5, 2020	April 20, 2020	$30,000	8%	$362
February 13, 2020	March 13, 2020	$101,000	OID	$126

Note 7 - Subsequent events

In May 2020, Clikia Corp., a publicly-traded company (trading symbol: CLKA), acquired substantially all of the assets of the Company (the "Maison Luxe Business") in exchange for 3,000,000 shares of Clikia Corp. common stock.

F-18

CLIKIA CORP.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

The following unaudited pro forma financial statements are based on the historical unaudited financial statements of Clikia Corp. (“CLKA”) and Maison Luxe LLC (“ML”) after giving effect to CLKA's acquisition of ML (the “Acquisition”) and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. The effective date of the Acquisition was May 8, 2020.

Unaudited Pro Forma Balance Sheet

The following unaudited pro forma balance sheet has been derived from the balance sheet of CLKA at March 31, 2020 (unaudited), and adjusts such information to give effect to the acquisition of ML, as if the acquisition had occurred at March 31, 2020. The unaudited pro forma balance sheet is presented for informational purposes only and does not purport to be indicative of the financial condition that would have resulted if the acquisition had been consummated at March 31, 2020. The unaudited pro forma balance sheet should be read in conjunction with the notes thereto and ML's financial statements and related notes thereto contained elsewhere herein.

	CLKA	ML	Pro Form Adjustments	Pro Forma
Cash and cash equivalents	$–	$1,643	$–	$1,643
Prepaid expenses and other current assets	622	–	–	622
Accounts receivable	–	198,050	–	198,050
Due from shareholder	–	6,600	–	6,600
Inventory	–	117,156	–	117,156
Total current assets	622	323,449	–	324,071
Total assets	$622	$323,449	$–	$324,071
Liabilities	722,662	258,181	–	980,843
Stockholders’ Equity (Deficit)
Preferred stock	20	–	–	20
Common stock	39,053	–	–	39,053
Additional paid-in capital	1,735,454	–	–	1,735,454
Accumulated earnings (deficit)	(2,496,567)	65,268	–	(2,431,299)
Total stockholders’ equity (deficit)	(722,040)	65,268	–	(656,772)
Total liabilities and stockholders’ equity (deficit)	$622	$323,449	$–	$324,071

See accompanying notes to unaudited pro forma financial statements.

F-19

Unaudited Pro Forma Statement of Operations

Year Ended March 31, 2020

The following pro forma statement of operations has been derived from the statement of operation of CLKA at March 31, 2020, and adjusts such information to give effect to the acquisition of ML, as if the acquisition had occurred at April 1, 2019. The pro forma statement of operations is presented for informational purposes only and does not purport to be indicative of the results of operations that would have resulted if the acquisition had been consummated at April 1, 2019. The pro forma statement of operations should be read in conjunction with ML's financial statements and related notes thereto contained elsewhere in this filing.

	CLKA	ML	Pro Form Adjustments	Pro Forma
Revenue	$–	$1,390,725	$–	$1,390,725
Costs of goods sold	–	1,321,715	–	1,321,715
Gross profit	–	69,010	–	69,010
Operating expenses	172,500	3,742	–	176,242
Operating profit (loss)	(172,500)	65,268	–	(107,232)
Other income (expense)	(297,534)	–	–	(297,534)
Net income (loss)	$(469,534)	$65,268	$–	$(404,266)
Net loss per share
Basic and Diluted	$(3.13)	$0.00	$3.00	$(0.13)
Weighted average shares outstanding
Basic and Diluted	149,962	–	3,000,000	3,149,962

See accompanying notes to unaudited pro forma financial statements.

F-20

Notes to Unaudited Pro Forma Financial Statements

Note 1. Basis of Unaudited Pro Forma Presentation

The unaudited pro forma balance sheet as of March 31, 2020, and the unaudited pro forma statements of operations for the year ended March 31, 2020, are based on the historical financial statements of CLKA and ML after giving effect to CLKA's acquisition of substantially all of the assets of ML (the "Acquisition") and the assumptions and adjustments described in the notes herein. No pro forma adjustments were required to conform CLKA's accounting policies to ML's accounting policies.

The unaudited pro forma balance sheet as of March 31, 2020, is presented as if the Acquisition had occurred on March 31, 2020. The unaudited pro forma statement of operations of CLKA and ML for the year ended March 31, 2020, is presented as if the Acquisition had taken place on April 1, 2019.

The unaudited pro forma financial statements are not intended to represent or be indicative of the results of operations or financial position of CLKA that would have been reported had the Acquisition been completed as of the dates presented, and should not be taken as representative of the future results of operations or financial position of CLKA.

Note 2. ML Acquisition

Effective May 8, 2020, CLKA entered into an Agreement and Plan of Reorganization with ML (the "Reorganization Agreement"), pursuant to which CLKA acquired substantially all of the assets of ML, a company that is engaged in the sale of high end watches, jewelry, and other luxury items. CLKA has adopted the business plan of ML as its overall corporate business plan. Pursuant to the Reorganization Agreement, CLKA issued 3,000,000 shares of common stock to ML, all of which shares are considered "restricted securities."

Acquisition-related expenses, including legal and accounting fees and other external costs directly related to the acquisition, were expensed as incurred.

Note 3. Pro Forma Adjustments

With respect to the unaudited pro forma balance sheet, no pro forma adjustments were made.

With respect to the unaudited pro forma balance sheet, no pro forma adjustments are included. With respect to the unaudited pro forma statement of income, pro forma adjustments were made only to net income (loss) per common share and weighted average shares outstanding, which adjustments were made to reflect the issuances of 3,000,000 shares in connection with the Reorganization Agreement.

F-21

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Description

2.1#	Articles of Incorporation (filed June 20, 2002)

2.2#	Articles of Amendment (filed April 1, 2008)

2.3#	Articles of Amendment (filed September 30, 2015)

2.4#	Articles of Amendment (filed March 10, 2017)

2.5#	Bylaws of Clikia Corp., formerly MK Automotive, Inc.

2.6#	Articles of Amendment (filed November 2, 2017)

2.7#	Articles of Amendment (filed March 6, 2018)

2.8#	Articles of Amendment (filed May 1, 2018)

2.9#	Articles of Amendment (filed July 24, 2018)

2.10*	Articles of Amendment (filed January 9, 2019)

2.11*	Articles of Amendment (filed May 3, 2019)

2.12$	Articles of Amendment (filed January 27, 2020)

3.1#	Convertible Promissory Note issued to Michael Murphy

3.2#	Convertible Promissory Note issued to Par Point Capital, LLC

3.3#	Convertible Promissory Note issued to Schooner Equities LLC

3.4#	Convertible Promissory Note issued to Adam Goodkin

3.5#	Convertible Promissory Note issued to Par Point Capital, LLC

3.6#	Promissory Note issued to Godwin Revocable Living Trust, dated September 13, 2010

3.7#	Promissory Note issued to Godwin Revocable Living Trust, dated September 13, 2010

3.8#	Convertible Promissory Note issued to GPL Ventures LLC

3.9#	Promissory Note issued to TikiLive, Inc.

III-22

3.10*	Convertible Promissory Note issued to GPL Ventures LLC

3.11*	Convertible Promissory Note issued to GPL Ventures LLC

3.12*	Promissory Note issued Triumph Ventures Corp., Inc.

3.13$	Convertible Promissory Note issued to GPL Ventures LLC

4.1+	Form of Subscription Agreement

6.1#	Securities Purchase Agreement between Clikia Corp. and Typenx Co-Investment, LLC

6.2#	Settlement Agreement and Stipulation Clikia Corp. and Continuation Capital, Inc.

6.3#	Employment Agreement between Clikia Corp., f/k/a MK Automotive, Inc., and David Loflin

6.4#	LLC Interest Purchase Agreement between Clikia Corp. and Godwin Revocable Living Trust, dated September 13, 2010

6.5#	LLC Interest Purchase Agreement between Clikia Corp. and Godwin Revocable Living Trust, dated September 13, 2010

6.6#	Common Stock Repurchase Agreement between Clikia Corp. and TikiLive, Inc.

6.7*	Consulting Agreement between Clikia Corp. and Adam Goodkin

6.8*	Consulting Agreement between Clikia Corp. and Triumph Ventures Corp., Inc.

6.9*	Archive Purchase Agreement between Clikia Corp. and David Loflin

6.10+	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $25,000

6.11+	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $30,000

6.12+	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $101,000

6.13+	Promissory Note issued by Maison Luxe LLC to GPL Ventures LLC, face amount $20,500

6.14+	Convertible Promissory Note issued to GPL Ventures LLC, face amount $115,000

6.15+	Convertible Promissory Note issued to GPL Ventures LLC, face amount $$40,000

6.16+	Convertible Promissory Note issued to GPL Ventures LLC, face amount $150,000

7.1#	Plan and Agreement of Reorganization between Clikia Corp., f/k/a MK Automotive, Inc., and Clikia Corp., a Louisiana corporation

7.2$	Agreement and Plan of Reorganization among Clikia Corp., Maison Luxe, Inc., a Wyoming corporation, and Maison Luxe, LLC, a Delaware limited liability company

12.1+	Opinion re: Legality

13.1+	Testing the Waters Materials

___________________________

+ Filed previously

$ Previously filed, SEC File No. 024-11230

# Previously filed, SEC File No. 024-10761

* Previously filed, SEC File No. 024-10934

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lee, State of New Jersey, on August 26, 2020.

CLIKIA CORP. By: /s/ ANIL IDNANI Anil Idnani Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By: /s/ ANIL IDNANI Anil Idnani Chief Executive Officer, Acting Chief Financial Officer, Principal Accounting Officer, Secretary and Director	August 26, 2020

III-2